UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 17, 2017

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA		01581
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing
-------------------------------------------------------------
Rule or Standard; Transfer of Listing

   As previously disclosed, Kopin Corporation (the “Company”) had 60 calendar days from November 15, 2016 to file its 2016 Third Quarter 10-Q or, if it was unable to complete its investigation and file the Form 10-Q with the Securities and Exchange Commission (the “SEC”) within that time-frame, the Company would submit a plan to Nasdaq to regain compliance with Nasdaq Listing Rule 5250(c)(1).  The Company was unable to complete its investigation and has submitted a plan to regain compliance with Nasdaq.  If Nasdaq accepts the plan, it can grant an exception of up to 180 days from the due date of the filing of the 2016 Third Quarter 10-Q, or until May 2, 2017, for the Company to regain compliance with Rule 5250(c)(1).

The Company may regain compliance at any time during this 180-day period upon filing its 2016 Third Quarter 10-Q, as well as all subsequent required periodic reports that are due within that period, with the SEC. If Nasdaq does not accept the Company's compliance plan, the Company will have the opportunity to appeal that decision.

The Company intends to file its 2016 Third Quarter 10-Q with the SEC as soon as practicable. No assurance can be given that the 2016 Third Quarter 10-Q will be filed on or before May 2, 2017, or that Nasdaq will grant an exception to extend the period in which to bring the Company into compliance with Rule 5250(c)(1) beyond that date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	January 17, 2017	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)